SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2006

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 East Golf Road, Schaumburg, Illinois	60173
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (847) 798-3047

(Former name or former address, if changed since last report.)

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Our Annual Meeting of Stockholders was held on October 20, 2006. The only proposal voted upon was the election of six directors for a term ending at the annual meeting in 2007. All six nominated directors, Hans U. Benz, Pavan Bhalla, Neil D. Eckert, Rolf Herter, Hans Ueli Keller and Robin Raina, were elected by stockholders.

During a meeting of the Board of Directors of the Company on October 20, 2006, the Board of Directors formally elected members to its existing committees for its 2007 term. Pavan Bhalla, Hans Ueli Keller and Hans U. Benz were re-elected to the Company’s Audit Committee. Hans U. Benz and Hans Ueli Keller were re-elected to the Company’s Compensation Committee. Neil D. Eckert, Rolf Herter and Hans Ueli Keller were re-elected to the Company’s Corporate Governance and Nominating Committee. Mr. Bhalla will serve as the financial expert and chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

By: /s/ Richard J. Baum
Richard J. Baum
Executive Vice President — Finance and
Administration, Chief Financial Officer
And Secretary

Dated: October 24, 2006